UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On March 15, 2012, Handy & Harman Ltd., a Delaware corporation (the “Company”), issued a press release regarding its financial results for the fourth quarter and full year ended December 31, 2011 and other information.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed  “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the  “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.   Other Events.

On March 12, 2012, the board of directors of the Company approved May 23, 2012 as the date of the Company’s 2012 annual meeting of stockholders (the “Annual Meeting”). The board of directors also approved April 17, 2012 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting.

Because the Annual Meeting will be held more than 30 days prior to the anniversary of the date of the Company’s 2011 annual meeting of stockholders, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the Company’s Amended and Restated By-Laws set forth in the Company’s 2011 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on November 1, 2011, are no longer applicable.  Stockholders wishing to nominate directors or bring a proposal before the Annual Meeting must provide written notice of such nomination or proposal to the attention of our Corporate Secretary not later than the close of business on March 26, 2012.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Press Release issued March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY & HARMAN LTD.

Dated: March 14, 2012	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

Exhibits

Exhibit No.	Exhibits

99.1	Press Release issued March 15, 2012.